UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

Horizon Technology Finance Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

On March 1, 2023, Horizon Technology Finance Corporation (“HRZN”) held a conference call to discuss its latest corporate developments and financial results. The following information related to the affiliates of Monroe Capital LLC (“Monroe”) entrance into a definitive agreement to acquire 100% the ownership interests of Horizon Technology Finance Management LLC, the external investment adviser to HRZN (“HTFM”) was discussed on the call:

“Robert Pomeroy: On the strategic front, last week we were excited to announce that our Advisor has agreed to be acquired by an affiliate of Monroe Capital, one of the premier boutique asset managers in the country, with over $16 billion in assets under management. Please note that the transaction is subject to certain closing conditions, including shareholder approval of a new Investment Management Agreement due to the change of control in the Advisor. The new Investment Management Agreement is substantially similar to the existing agreement between our Advisor and HRZN, and the board of directors is unanimously recommending approval of the new agreement, including all of our independent directors.

We believe that Monroe’s platform, culture and values are well aligned with those of the Advisor, making this a natural fit for the Advisor. Most importantly, the entire team that currently staffs our Advisor is expected to remain and continue to manage Horizon. To be clear, Monroe has agreed to acquire the Advisor, not Horizon, the public company.

We also believe that Monroe’s purchase of the Advisor will create more value over time for Horizon’s shareholders, because the Advisor’s ability to access Monroe Capital’s platform and infrastructure will lead to increased investment opportunities and greater portfolio diversity for Horizon, while potentially reducing expenses through economies of scale and access to more efficient capital. The Advisor and its existing management have strong incentives to grow and strengthen Horizon over time.

We are confident that the Advisor, Monroe, Horizon and Horizon’s shareholders will all benefit from this transaction and are excited to be partnering with Monroe.”

About Monroe Capital LLC

Monroe Capital is a premier boutique asset management firm specializing in private credit markets across various strategies, including direct lending, asset-based lending, specialty finance, opportunistic and structured credit, and equity. Since 2004, the firm has been successfully providing capital solutions to clients in the U.S. and Canada. Monroe prides itself on being a value-added and user-friendly partner to business owners, management, and both private equity and independent sponsors. Monroe’s platform offers a wide variety of investment products for both institutional and high net worth investors with a focus on generating high quality “alpha” returns irrespective of business or economic cycles. The firm is headquartered in Chicago and maintains offices in Atlanta, Boston, Los Angeles, Miami, Naples, New York, San Francisco, and Seoul.

Monroe has been recognized by both its peers and investors with various awards including Global M&A Network as the 2022 Small Mid-Markets Lender of the Year, Americas; Private Debt Investor as the 2021 Senior Lender of the Year, 2021 Lower Mid-Market Lender of the Year, Americas; Creditflux as the 2021 Best U.S. Direct Lending Fund; and Pension Bridge as the 2020 Private Credit Strategy of the Year. For more information, please visit www.monroecap.com.

About Horizon Technology Finance

Horizon Technology Finance Corporation (NASDAQ: HRZN) is a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries. The investment objective of HRZN is to maximize its investment portfolio’s return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Horizon Technology Finance Management LLC is headquartered in Farmington, Connecticut, with a regional office in Pleasanton, California, and investment professionals located in Austin, Texas, Chicago, Illinois, Reston, Virginia and Portland, Maine. To learn more, please visit www.horizontechfinance.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Additional Information and Where to Find It

In connection with the proposed transaction, Horizon Technology Finance Corporation intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A (“Proxy Statement”) that will provide additional information about the proposed transaction. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AND ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, AMONG OTHER THINGS, ABOUT HORIZON TECHNOLOGY FINANCE CORPORATION, HORIZON TECHNOLOGY FINANCE MANAGEMENT LLC, MONROE CAPITAL LLC, AND THE PROPOSED NEW INVESTMENT MANAGEMENT AGREEMENT. Investors and stockholders may obtain these documents (and any other documents filed by Horizon Technology Finance Corporation with the SEC) free of charge at the SEC’s website at http://www.sec.gov and from Horizon Technology Finance Corporation’s website (www.horizon techfinance.com). Investors and stockholders may also obtain free copies of the Proxy Statement (when it becomes available) and other documents filed with the SEC by Horizon Technology Finance Corporation free of charge by contacting Garrett Edson, Horizon Technology Finance Corporation’s Investor Relations contact, at 860-284-6450. Investors and stockholders are urged to read the Proxy Statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed new investment management agreement.

Participants in the Solicitation

Horizon Technology Finance Corporation, Horizon Technology Finance Management LLC, and Monroe Capital LLC may be deemed to be participants in the anticipated solicitation of proxies from the Company’s stockholders in connection with the transaction. Information regarding Horizon Technology Finance Corporation’s directors and executive officers is available in its definitive proxy statement for its 2022 annual meeting of stockholders filed with the SEC on April 22, 2022, and subsequent filings which the Company has made with the SEC. Information regarding Horizon Technology Finance Management LLC’s directors and officers is available on its Form ADV currently on file with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, which may be different than those of the Company’s stockholders generally, will be set forth in the Proxy Statement when it becomes available and in other relevant materials to be filed with the SEC. These documents may be obtained free of charge from the sources indicated above.

Contacts:

Investor Relations:

ICR

Garrett Edson

ir@horizontechfinance.com

(860) 284-6450

Media Relations:

ICR

Chris Gillick

HorizonPR@icrinc.com

(646) 677-1819